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                         EXHIBIT 10.02

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                                                   EXECUTION COPY


                   STANDBY EQUITY COMMITMENT


      This Standby Equity Commitment dated as of March 28, 1996 (this "STANDBY EQUITY COMMITMENT") is made and entered into by and between Showboat Marina Casino Partnership, an Indiana general partnership ("SHOWBOAT PARTNERSHIP"), Showboat Marina Finance Corporation, a Nevada corporation ("FINANCE CORPORATION" and, together with Showboat Partnership, the "COMPANY"), and Showboat, Inc. ("SHOWBOAT"), a Nevada corporation.


                        R E C I T A L S


      WHEREAS, pursuant to that certain Indenture, dated as of March 28, 1996 (the "INDENTURE"), by and among the Company and American Bank National Association, a national banking association, as trustee (the "TRUSTEE"), the Company has issued $140,000,000 aggregate principal amount of 13 1/2% First Mortgage Notes due 2003 (the "FIRST MORTGAGE NOTES");

      WHEREAS,  the  Company has entered into  the  Indenture  to
finance,   in   part,  the  design,  development,   construction,
equipping and opening of a riverboat casino and supporting ancillary facilities on Lake Michigan in East Chicago, Indiana ("EAST CHICAGO SHOWBOAT");

      WHEREAS, Showboat indirectly owns a substantial equity interest in the Company and will obtain substantial economic and other benefits as a result of the successful completion of East Chicago Showboat, including substantial compensation for this Standby Equity Commitment;

      WHEREAS, Showboat  has   concurrently  entered  into   that
certain Completion Guarantee dated as of March 28, 1996 in favor of the Trustee (the "COMPLETION GUARANTEE"); and

      WHEREAS, as a material inducement to the purchasers of the First Mortgage Notes, Showboat has agreed that it will commit, for the benefit of the Company and the holders of the First Mortgage Notes from time to time, to make or cause to be made additional capital contributions to the Company as provided herein.

                       A G R E E M E N T

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Indenture.

      1. SHOWBOAT'S COMMITMENT. If during any of the first three full consecutive fiscal four-quarter periods (commencing on January 1, April 1, July 1 or October 1, as the case may be) after East Chicago Showboat begins Operating (each, an "EQUITY COMMITMENT YEAR") the Company's Combined Cash Flow for such Equity Commitment Year is less than $35.0 million, Showboat will cause additional capital contributions to be made to the Company in an amount equal to not less than the difference between $35.0 million and the amount of the Company's Combined Cash Flow for such Equity

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Commitment  Year  (the "EQUITY COMMITMENT");  provided,  however, that Showboat shall in no event be required to cause to be contributed (a) more than $15.0 million in respect of any one such Equity Commitment Year and (b) more than $30.0 million in the aggregate in respect of all three Equity Commitment Years. The Equity Commitment for any one Equity Commitment Year shall be made to the Company no later than 60 days after the end of such
Equity   Commitment  Year.   Showboat  may  satisfy  the   Equity
Commitment in respect of any such Equity Commitment Year through any means it deems appropriate.

      2. DETERMINATION OF COMBINED CASH FLOW. On or before the last day of the month immediately following the end of each Equity Commitment Year covered by this Agreement, the Company shall estimate, through its regular internal accounting procedures, its Combined Cash Flow for such fiscal year. In the event that such estimate equals or exceeds $35.0 million, Showboat, pending receipt of the Combined Cash Flow Certificate (as defined below), shall not then be required to make arrangements to cause additional capital contributions to be made to fund the Equity Commitment. In the event that such estimate is less than $35.0 million, the Company shall notify Showboat of the amount of such estimate and, upon receipt of such notice, Showboat shall, at its sole cost and expense, promptly arrange to cause the Equity Commitment to be satisfied on a timely basis.

      On or before the 50th day following the end of each Equity Commitment Year covered by this Agreement, the Company shall prepare and deliver to Showboat a certificate (the "COMBINED CASH FLOW CERTIFICATE") stating (a) the amount of the Company's Combined Cash Flow for such Equity Commitment Year as reflected in or determined from the Company's audited financial statements or, if such financial statements are not yet available, the Company's most recent unaudited quarterly financial statements, and (b) the amount of any Equity Commitment required to be made in respect of such Equity Commitment Year. In the event that the Combined Cash Flow Certificate reflects Combined Cash Flow of at least $35.0 million, there shall be no Equity Commitment in respect of such Equity Commitment Year. In the event that the Combined Cash Flow Certificate reflects Combined Cash Flow of less than $35.0 million, Showboat shall, at its sole cost and expense, cause additional capital contributions to be made to fund the Equity Commitment in the amount indicated in the Combined Cash Flow Certificate no later than 60 days after the end of such Equity Commitment Year.

      3. COOPERATION. In connection with this Standby Equity Commitment, Showboat agrees, at its sole cost and expense, to fully cooperate with the Company and to timely provide such documents, agreements and information as may be required in connection therewith.

      4. ACKNOWLEDGEMENT. Showboat acknowledges that it has received copies of and is familiar with the Indenture and each Collateral Document, all of which are incorporated herein by reference. Notwithstanding anything to the contrary in this Standby Equity Commitment, it is understood and agreed by the parties hereto that, except as expressly provided herein, the Company's sole remedies under this Standby Equity Commitment shall be to require Showboat to fulfill its obligations as described above, and in no event shall Showboat incur, directly or indirectly, any obligation, contingent or otherwise, for the payment of the principal amount of the First Mortgage Notes.

      5. ATTORNEYS' FEES. If any party refers this Standby Equity Commitment to an attorney to enforce or defend any provision hereof, with or without the filing of any legal action or proceeding, then the prevailing party shall pay to the other party upon demand the amount of all reasonable attorneys' fees, costs and other expenses incurred by such other party in connection therewith, together with interest thereon from the date of demand at the highest rate applicable to the principal balance of the First Mortgage Notes, or, if the First Mortgage Notes have been fully repaid, at the highest rate that would be applicable if the First Mortgage Notes had not been fully repaid.

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      6.   NOTICES. Whenever Showboat or the Company shall desire
to   give   or  serve  any  notice,  demand,  request  or   other
communication with respect to this Standby Equity Commitment, each such notice shall be in writing and shall be effective only if the same is delivered by personal service, by telegram, facsimile or mailed by certified mail, postage prepaid, return receipt requested, addressed as follows:

          (a)  if to Showboat, at:

               Showboat, Inc.
               2800 Fremont Street
               Las Vegas, Nevada 89104
               Attention:  Chief Financial Officer
               Telephone:  (702) 385-9123
               Facsimile:  (702) 385-9678

               with copies to:

               Kummer Kaempfer Bonner & Renshaw
               3800 Howard Hughes Parkway
               Las Vegas, NV 89109
               Attention:  John N. Brewer, Esq.
               Telephone:  (702) 792-7000
               Facsimile:  (702) 796-7181

               and

               Ice Miller Donadio & Ryan
               One American Square, 31st Floor
               Indianapolis, Indiana 46204
               Attention:  Stephen J. Hackman, Esq.
               Telephone:  (317) 236-2100
               Facsimile:  (317) 236-2219

               or

          (b)  if to the Company, at:

               Showboat Marina Casino Partnership
               Showboat Marina Finance Corporation
               2001 East Columbus Drive
               East Chicago, Indiana 46312
               Attention:  Vice President - Finance
                             and Administration
               Telephone:  (219) 392-1111
               Facsimile:  (219) 736-2334

          and, in either case

          (c)   to the Trustee, as provided in the Indenture;

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or  at such other address as shall have been furnished in writing by any person described above to the party required to give notice hereunder.

      Any such notice delivered personally shall be deemed to have been received upon delivery. Any such notice sent by telegram shall be presumed to have been received by the addressee one business day after its acceptance for sending by an authorized carrier thereof. Any such notice sent by mail shall be presumed to have been received by the addressee three business days after posting in the United States mail. Any such notice delivered by facsimile shall be deemed to have been received upon confirmation thereof. Either party may change its address by giving the other written notice of the new address herein provided.

      7.   REPRESENTATIONS,  WARRANTIES  AND ADDITIONAL COVENANTS
OF SHOWBOAT. Showboat represents, warrants and covenants to the Company that:

           7.1 The execution, delivery and performance of this Standby Equity Commitment, the compliance by Showboat with the provisions hereof and the consummation of the transactions contemplated hereby, will not (i) conflict with or result in a breach or violation of any of the respective charters or bylaws of Showboat or any of its subsidiaries or any respective material franchise or license of Showboat or any of the terms or provisions thereof, (ii) constitute a default or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) any lien with respect to, any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other agreement or instrument to which Showboat or any of its subsidiaries is a party or by which it or any of them is bound, or to which any properties of Showboat or any of its subsidiaries is or may be subject, (iii) contravene any order of any court or governmental agency (including, without limitation, any gaming authority in any state of the United States or foreign country) or having jurisdiction over Showboat or any of its subsidiaries or any of their properties, or (iv) violate or conflict with any statute, rule or regulation or administrative or court decree applicable to Showboat or any of its subsidiaries or any of their respective properties, in the case of clauses (i), (ii), (iii) and (iv) which conflict, breach, violation, default or contravention, singly or in the aggregate with each other conflict, breach, violation, default or contravention, would have a material adverse effect on the business, condition (financial or other), results of operations, properties or prospects of Showboat and its subsidiaries, individually or in the aggregate, or would materially and adversely affect the consummation of this Standby Equity Commitment or the transactions contemplated hereby.

           7.2 Showboat has all necessary corporate power and authority to execute and deliver this Standby Equity Commitment, and to perform its obligations hereunder.

           7.3 This Standby Equity Commitment has been duly authorized, validly executed and delivered by Showboat and constitutes the valid and binding agreement of Showboat, enforceable against Showboat in accordance with its terms, except as the enforceability hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors generally and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

           7.4 Showboat agrees that it will not, and that it will cause its subsidiaries not to, enter into any bond, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other agreement or instrument that would conflict with the performance by Showboat of its obligations under this Standby Equity Commitment or compliance by Showboat with the provisions hereof or pursuant to which this Standby Equity Commitment would constitute a default or cause an acceleration

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of any obligation under, or result in the imposition or  creation of (or the obligation to create or impose) any lien.

      8. SUCCESSORS AND ASSIGNS. This Standby Equity Commitment shall inure to the benefit of the parties hereto, the Trustee, as a third party beneficiary on behalf of the holders of the First Mortgage Notes, and their successors and assigns, and shall bind the heirs, executors, administrators, personal representatives, successors and assigns of such persons.

      9.   MISCELLANEOUS PROVISIONS.

           9.1 THIS STANDBY EQUITY COMMITMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEVADA, SUBJECT TO MANDATORY PROVISIONS OF NEVADA LAW, INCLUDING THE NEVADA GAMING CONTROL ACT AND THE REGULATIONS PROMULGATED THEREUNDER. SHOWBOAT HEREBY CONSENTS TO THE
JURISDICTION OF THE COURTS OF THE STATE OF NEVADA, AND CONSENTS TO SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY NEVADA LAW IN ANY ACTION BROUGHT UNDER OR ARISING FROM THIS STANDBY EQUITY COMMITMENT.

           9.2 Except as provided in any other written agreement now or at any time hereafter in force between Showboat and the Company, this Standby Equity Commitment shall constitute the entire agreement of Showboat and the Company with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon Showboat or the Company unless expressed herein.

           9.3 Should any term, covenant, condition or provision of this Standby Equity Commitment be determined to be illegal or unenforceable, it is the intent of the parties that all other terms, covenants, conditions and provisions hereof shall nevertheless remain in full force and effect.

           9.4   Time  is of the essence for this Standby  Equity
Commitment and each of its provisions.

           9.5 When the context and construction so require, all words used in the singular herein shall be deemed to include the plural, the masculine shall include the feminine and neuter, and vice versa.

           9.6 No provision of this Standby Equity Commitment or right granted hereunder may be waived in whole or in part, nor may any party be released from such party's obligations hereunder, except by a writing duly executed by an authorized officer of the other party and the Trustee. No provision of this Standby Equity Commitment or any of the obligations hereunder may be amended without the prior written consent of Showboat, the Company and the Trustee.

           9.7 The headings of this Standby Equity Commitment are inserted for convenience only and shall have no effect upon the construction or interpretation thereof.

                    [SIGNATURE PAGE FOLLOWS]

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      IN  WITNESS  WHEREOF,  the undersigned  has  executed  this
Standby Equity Commitment as of the date first above written.


                           SHOWBOAT, INC., a Nevada
                           corporation


                           By: /s/ R. Craig Bird
                               Name:  R. Craig Bird
                               Title: Executive Vice President -
                                       Finance and Administration


                           SHOWBOAT MARINA CASINO PARTNERSHIP,
                           an Indiana general partnership

                           By: SHOWBOAT MARINA PARTNERSHIP, an
                               Indiana general partnership, its
                               general partner

                           By: SHOWBOAT INDIANA INVESTMENT
                               LIMITED PARTNERSHIP, a Nevada
                               limited partnership, its general
                               partner

                           By: SHOWBOAT INDIANA, INC., a Nevada
                               corporation, its general partner


                           By: /s/ J. Keith Wallace
                               Name:  J. Keith Wallace
                               Title: President and Chief
                                       Executive Officer


                           SHOWBOAT MARINA FINANCE CORPORATION,
                           a Nevada corporation

                           By: /s/ Mark J. Miller
                               Name:  Mark J. Miller
                               Title: Treasurer